SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RADIOSHACK CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	75-1047710
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

100 Throckmorton Street, Suite 1800 Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

RADIOSHACK 401(K) PLAN

(FORMERLY TANDY FUND)

(Full Title of the Plan)

M. C. Hill, Chief Administrative Officer, Secretary and General Counsel

RADIOSHACK CORPORATION

100 Throckmorton Street

Suite 1900

Fort Worth, Texas 76102

(Name and Address of Agent for Service)

817-415-3924

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)

Common Stock, $1 par value	3,000,000	$29.64	$88,920,000.00	$11,266.17
Preferred Share Purchase Rights (4)	3,000,000	N/A	N/A	N/A

(1)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933 (the “Securities Act”) this Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the RadioShack 401(k) Plan.
(2)	If, prior to the completion of the distribution of the common stock covered by this Registration Statement, additional shares of common stock are issued or issuable as a result of a stock split or stock dividend, this Registration Statement shall be deemed to cover such additional shares resulting from the stock split or stock dividend pursuant to Rule 416 under the Securities Act.
(3)	Calculated based upon the average of the high and low sale prices as reported by the New York Stock Exchange and published in the Wall Street Journal as of a date within five (5) business days prior to the date of filing this Registration Statement in accordance with Rule 457 (c) under the Securities Act.
(4)	Represents corresponding right to purchase shares of RadioShack Series A Junior Participating Preferred Stock, no par value, pursuant to an Amended and Restated Rights Agreement dated July 26, 1999 between RadioShack Corporation and Bank Boston, N.A. now known as EquiServe Trust Company, N.A. Registrant will issue one right to purchase one share of its series A Junior Participating Preferred Stock on each share of common stock being registered. The rights initially are attached to and trade with shares of the Registrant’s common stock being registered. Value attributable to these rights, if any, is reflected in the market price of the Registrant’s common stock.

This Registration Statement registers additional securities of the Registrant for the RadioShack 401(k) Plan (plan participations and shares of the Registrant’s common stock and preferred share purchase rights) as have been previously registered on Form S-8 for the RadioShack 401(k) Plan. Accordingly, pursuant to General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 (File No. 33-51603), filed with the SEC and effective on December 21, 1993, the contents of the Post Effective Amendment on Form S-8/A-1 (File No. 33-51603) filed with the SEC and effective on March 20, 1996, the contents of the Registration Statement on Form S-8 (File No. 333-27437), filed with the SEC and effective on May 19, 1997, the contents of the Registration Statement on Form S-8 (File No. 333-63659), filed with the SEC and effective on September 18, 1998 and the contents of the Registration Statement on Form S-8 (File No. 333-101792), filed with the SEC and effective on December 12, 2002 are hereby incorporated in their entirety by reference herein.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents, which the Registrant previously filed with the SEC under Section 13 or 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Prospectus:

Registrant’s SEC Filings (File No. 1-5571)

1.	Annual Report on Form 10-K (filed March 28, 2003) for the twelve months ended December 31, 2002,

2.	Quarterly Report on Form 10-Q (filed May 13, 2003) for the quarter ended March 31, 2003,

3.	Quarterly Report on Form 10-Q (filed August 13, 2003) for the quarter ended June 30, 2003, and

4.	Quarterly Report on Form 10-Q (filed November 12, 2003) for the quarter ended September 30, 2003.

In addition, the Registrant incorporates by reference the descriptions of its common stock and preferred stock purchase rights, which are contained in the Registration Statement on Form 8-B, dated February 26, 1968, the Registration Statement on Form 8-A, dated August 26, 1986, Amendment No. 1 on Form 8-A to the Registration Statement on Form 8-A, dated July 11, 1988, Amendment No. 2 on Form 8-A to the Registration Statement on Form 8-A, dated June 27, 1990 and Amendment No. 3 on Form 8-A to the Registration Statement on Form 8-A, dated August 10, 1999 filed with the SEC, as updated in any amendment or report filed for such purpose.

Finally, the Registrant incorporates by reference in this Prospectus all documents that it may file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and before the filing of a post-effective amendment (which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold). Those documents are a part of this Prospectus from the date of their filing and later information the Registrant files with the SEC will automatically update and supersede this information.

Item 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

An opinion concerning the validity of the issuance of shares of common stock has been passed upon for the Registrant by Mark C. Hill, Chief Administrative Officer, Secretary and General Counsel of the Registrant. Mr. Hill beneficially owns, or has rights to acquire under employee benefit plans, an aggregate of less than 1% of shares of common stock of the Registrant.

Item 8.	EXHIBITS

Exhibit No.

4.1	RadioShack 401(k) Plan (filed as Exhibit 4 to RadioShack’s Form S-8 No. 333-101792 filed on December 12, 2002).

5.1	Legal opinion of Mark C. Hill, Esq., including consent.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.2	Consent of Mark C. Hill, Esq., Counsel (included in opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on the signature page filed herewith).

Item 9.	UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any Prospectus required by section 10(a)(3) of the Securities Act;

(ii)	to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undertaking regarding indemnification of directors and officers is included as part of Item 6, which is incorporated into this Item 9 by reference.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 5th day of December, 2003.

RadioShack Corporation

By:	/s/ Leonard H. Roberts

Leonard H. Roberts, Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

That the undersigned officers and directors of RadioShack Corporation, a Delaware Corporation, do hereby constitute and appoint Leonard H. Roberts and Michael D. Newman, and either of them, their true and lawful attorneys-in-fact and agents or attorney-in-fact and agent, with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the full power of authority, the powers granted include the full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments (including any post-effective amendments) and supplements thereto, and to any and all instruments or documents filed as part of or in connection with such registration statement, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. The Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the 5th day of December, 2003.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of December, 2003.

Signature	Title

/s/ Leonard H. Roberts Leonard H. Roberts	Chairman, Chief Executive Officer and Director (Principle Executive Officer)

/s/ Michael D. Newman Michael D. Newman	Senior Vice President and Chief Financial Officer (Principle Financial Officer)

/s/ David P. Johnson David P. Johnson	Senior Vice President and Controller (Principle Accounting Officer)

/s/ Frank J. Belatti Frank J. Belatti	Director

Ronald E. Elmquist	Director

/s/ Robert S. Falcone Robert S. Falcone	Director

/s/ Daniel R. Feehan Daniel R. Feehan	Director

Richard J. Hernandez	Director

/s/ Lawrence V. Jackson Lawrence V. Jackson	Director

/s/ Robert J. Kamerschen Robert J. Kamerschen	Director

H. Eugene Lockhart	Director

Jack L. Messman	Director

/s/ William G. Morton, Jr. William G. Morton, Jr.	Director

/s/ Thomas G. Plaskett Thomas G. Plaskett	Director

/s/ Edwina D. Woodbury Edwina D. Woodbury	Director

The Plan. Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee of the RadioShack 401(k) Plan has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 5th day of December, 2003.

RADIOSHACK 401(K) PLAN ADMINISTRATIVE COMMITTEE

By:	/s/ David P. Johnson

David P. Johnson

By:	/s/ Randy Ray

Randy Ray

INDEX TO EXHIBITS

Exhibit No.

4.1	RadioShack 401(k) Plan (filed as Exhibit 4 to RadioShack’s Form S-8 No. 333-101792 filed on December 12, 2002).

5.1	Legal opinion of Mark C. Hill, Esq., including consent.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.2	Consent of Mark C. Hill, Esq., Counsel (included in opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on the signature page filed herewith.)